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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 20, 2004




                        NATURAL GAS SERVICES GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)



            Colorado                       1-31398               75-2811855
  (State or other jurisdiction         (Commission File        (IRS Employer
of Incorporation or organization)           Number)          Identification No.)




2911 South County Road 1260 Midland, Texas                         79706
 (Address of Principal Executive Offices)                        (Zip Code)



                                  432-563-3974
              (Registrant's telephone number, including area code)






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Item 5.  Other Events and Regulation FD Disclosure.

         On July 20, 2004, Natural Gas Services Group, Inc. and CBarney Investments, Ltd. entered into a Securities Purchase Agreement. Under this agreement, Natural Gas Services Group agreed to issue and sell 649,574 shares of its common stock to CBarney at $7.69736 per share. The per share price was determined by multiplying (x) $8.747, the average closing market price of the common stock on the American Stock Exchange for the twenty consecutive trading days ended July 15, 2004, times (y) eighty-eight percent. Natural Gas Services Group will receive aggregate gross proceeds of $5,000,000.00.

         We plan to use the net proceeds from the sale of the stock to advance the growth of our rental fleet of natural gas compressors, working capital and general corporate purposes, including possible acquisition of strategically located compressor companies. Subject to certain exceptions contained in the agreement, we are prohibited from using the proceeds to:

         o        pay dividends;

         o pay for an increase in executive compensation or make any loan or advance to any officer, employee, shareholder, director or other affiliate of Natural Gas Services Group; or

         o purchase debt or equity securities of any entity (including our own securities).

         Natural Gas Services Group agreed to file a registration statement to register the resale of the common stock within sixty days from closing. The Company also agreed to permit a representative selected by CBarney to attend and observe meetings of the Board of Directors of the Company, subject to certain conditions.

         Under the agreement, for a period of twenty-four months following the closing, CBarney will have the right, subject to certain limitations, to participate with respect to the issuance of (a) future equity or equity-linked securities, and (b) debt which is convertible into equity or in which there is an equity component (collectively, the "Additional Securities"), on the same terms and conditions as offered by Natural Gas Services Group to other purchasers of such Additional Securities. CBarney's participation right is not applicable to:

         o the issuance or sale of securities to employees, officers, directors, or consultants of Natural Gas Services Group for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved by the Board of Directors and the shareholders of Natural Gas Services Group;

         o the conversion of any convertible or exercisable securities outstanding as of the closing;



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

         o the issuance of shares of common stock of Natural Gas Services Group in connection with an underwritten public offering; or

         o        the  issuance  of  securities  in  connection   with  mergers,
                  acquisitions,   strategic   business   partnerships  or  joint
                  ventures.

         Natural Gas Services Group has not engaged any underwriters, brokers, agents or finders in connection with the agreement or the issuance and sale of the shares.

         Before the earlier of the termination of the agreement or the closing, the agreement prohibits Natural Gas Services Group from entering into an "alternative transaction", defined as any transaction with a person other than CBarney relative to the sale of equity securities (or instruments convertible into equity securities) of Natural Gas Services Group for cash (other than equity securities issued pursuant to options, warrants and other instruments convertible into equity securities outstanding on the date of the agreement in accordance with their terms) or that would materially impede the transactions contemplated by the agreement.

         CBarney and its representatives and agents have the right, no more than twice in any year, to visit and inspect any of the properties of Natural Gas Services Group, to examine its books of account and records, and to discuss the affairs, finances and accounts of Natural Gas Services Group with its officers, employees and independent public accountants.

         The agreement is subject to customary closing conditions , including the approval by the American Stock Exchange of the common stock for listing on AMEX. Closing under the agreement is scheduled to occur not later than August 4, 2004. The agreement may be terminated by either CBarney or Natural Gas Services Group if the closing does not occur by August 4, 2004.

         The issuance and sale of the common stock is being made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. All of the shares, upon issuance, will be "restricted" securities within the meaning of Rule 144 under the Securities Act and will bear a legend to that effect.

         The foregoing is a summary of the material features of the agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated herein by reference.

         A press release dated July 21, 2004, announcing the Agreement is filed herewith as Exhibit 99.1 and is also incorporated herein by reference.





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Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

         The Exhibits listed below are filed as part of this Current Report on Form 8-K.

                  Exhibit No.                        Description

                     4.1            Securities  Purchase  Agreement,  dated July
                                    20,  2004,   between  Natural  Gas  Services
                                    Group, Inc. and CBarney Investments, Ltd.


                    99.1 Press Release dated July 21, 2004, issued by Natural Gas Services Group, Inc.
























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        NATURAL GAS SERVICES GROUP, INC.



                                            By:    /s/ Wallace C. Sparkman
                                               ---------------------------------
                                               Wallace C. Sparkman, President


Dated:  July 22, 2004





























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